SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) May 17, 2002





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                        4250 Buckingham Dr. #100
                       Colorado Springs, Colorado               80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

Simtek Corporation released the following press release dated May 14, 2002, titled "Simtek Announces First Quarter 2002 Financial Results":

                       SIMTEK ANNOUNCES FIRST QUARTER 2002
                                FINANCIAL RESULTS


COLORADO SPRINGS, Colorado - May 14, 2002 - Simtek Corporation (OTC BB: SRAM), provider of high performance nonvolatile memory and logic integrated circuits, announced financial results for the first quarter ending March 31, 2002.

The company posted revenue of $3,973,300 for the first quarter of 2002, up sequentially from $3,780,393 in the fourth quarter of 2001, and down from $4,331,721 in the first quarter of 2001. Net loss for the quarter was $255,628, improved from a loss of $514,563 in the same quarter of 2001.

Gross profit margin percentages improved to 35.7% in 1Q2002 from 27.8% in 1Q2001 reflecting significant product cost improvements, even as selling prices remained under pressure in the broadly weak electronics market. Research and development expenditures were increased by $365,776, up from $627,598 in 1Q2001 to $993,374 in 1Q2002. These expenditures reflect extensive activities related to new product developments required for more aggressive growth and lower product costs.

"We continue to invest in new process and product developments that are preparing Simtek for a broad based market recovery," stated Douglas Mitchell, Simtek's president and CEO. "We have started sampling 3 volt memory products and are on schedule with our 0.25 micron process development to support next-generation, high density nvSRAMs next year. System design activities have been more active over the past 3 months than we saw all of last year, making us increasingly optimistic for business growth late this year."


     FINANCIAL RESULTS
                                                    Three Months ended March 31
                                                     2002                  2001
                                                     ----                  ----

Net Sales                                         $3,973,300          $4,331,721
Cost of Sales                                      2,554,718           3,129,031
Gross Margin                                       1,418,582           1,202,690
Operating Expenses
   Design, research and development                  993,374             627,598
   Administrative                                    208,220             448,291
   Marketing                                         470,934             416,852
   Investor relations                                      -             257,800
Total Operating Expenses                           1,672,528           1,750,541
Income (loss) from Operations                      (253,946)           (547,851)
Other Income (Expense)                               (1,682)              33,288
Net Income (Loss) before Taxes                     (255,628)           (514,563)
Provision for income taxes                                 -                   -
Net Income (Loss)                                  (255,628)           (514,563)
Basic and diluted earnings per share                   (.00)               (.01)
Basic and diluted shares outstanding              54,069,329          53,651,912

     Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories and cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

FORWARD-LOOKING STATEMENTS

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                        SIMTEK CORPORATION




May 17, 2002                            By: /s/Douglas Mitchell
                                            ------------------------------------
                                                    DOUGLAS MITCHELL
                                            Chief Executive Officer, President
                                            and Chief Financial Officer (acting)






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